EXHIBIT 5.1

February 12, 2013

Warren Resources, Inc.
1114 Avenue of the Americas, 34th Floor
New York, New York 10036

Warren Resources of California, Inc.
301 East Ocean Blvd., Suite 1010
Long Beach, California 90802

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Warren Resources, Inc., a Maryland corporation (the “Corporation”), and Warren Resources of California, Inc., a California corporation (the “Subsidiary Guarantor,” and together with the Corporation, the “Registrants”), in connection with a Registration Statement (the “Registration Statement”) on Form S-3 filed by the Registrants under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $400,000,000 of the following securities (the “Registered Securities”): (i) the Corporation’s unsecured senior debt securities (the “Senior Debt Securities”); (ii) the Corporation’s unsecured subordinated debt securities (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”); (iii) shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Corporation; (iv) shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), of the Corporation; (v) depositary shares representing shares of the Preferred Stock (the “Depositary Shares”); (vi) warrants to purchase any of the securities described in clauses (i) to (v) (collectively, the “Warrants”); (vii) the Corporation’s stock purchase contracts obligating holders to purchase Common Stock at a future date or dates (the “Stock Purchase Contracts”); (vii) the Corporation’s stock purchase units (the “Stock Purchase Units”), consisting of Stock Purchase

Contracts and either Debt Securities or debt securities of third parties, including U.S. treasury securities; and (viii) the Subsidiary Guarantor’s guarantees (the “Guarantees”) of the Debt Securities.

Each series of Senior Debt Securities and any related Guarantees will be issued pursuant to an indenture (as amended or supplemented from time to time, the “Senior Debt Indenture”) relating to Senior Debt Securities in the form filed as an exhibit to the Registration Statement proposed to be entered into among the Corporation, the Subsidiary Guarantor and The Bank of New York, as trustee (the “Senior Indenture Trustee”). Each series of Subordinated Debt Securities and any related Guarantees will be issued pursuant to an indenture (as amended or supplemented from time to time, the “Subordinated Debt Indenture”) relating to Subordinated Debt Securities in the form filed as an exhibit to the Registration Statement proposed to be entered into among the Corporation, the Subsidiary Guarantor and The Bank of New York, as trustee (the “Subordinated Indenture Trustee”). Each Depositary Share will be issued pursuant to a deposit agreement (the “Deposit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”) substantially in the applicable form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Stock Purchase Contract will be issued pursuant to a stock purchase contract agreement (the “Stock Purchase Contract Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Stock Purchase Unit will be issued pursuant to a unit agreement (the “Unit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.

We have examined such documents and records as we deemed appropriate, including the following:

i.                  The Registrants’ Articles of Incorporation, as amended.

ii.               The Registrants’ Bylaws, as amended.

iii.            Resolutions duly adopted by the Boards of Directors of the Registrants authorizing the filing of the Registration Statement.

iv.           The Registration Statement and exhibits thereto.

In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Registrants, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof on such parties.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.     When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of any series of Senior Debt Securities; (b) the Senior Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Senior Debt Indenture and such corporate action; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (d) the Senior Debt Securities have been authenticated by the Senior Indenture Trustee, then, upon the happening of such events, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

2.     When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of the Subordinated Debt Indenture and any supplemental indentures and the terms of any series of Subordinated Debt Securities; (b) the Subordinated Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Subordinated Indenture and such corporate action; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (d) the Subordinated Debt Securities have been authenticated by the Subordinated Indenture Trustee, then, upon the happening of such events, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

3.     When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock; (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (c) Common Stock shall have been duly issued and delivered by the Corporation against payment therefor in accordance with such corporate action; and (d) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Corporation in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

4.     When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Maryland Department of Assessment and Taxation; (b) such certificate of designation shall have been executed by duly authorized officers of the Corporation and so filed by the Corporation, all in accordance with the laws of the State of Maryland; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (d) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Corporation against payment therefor in accordance with such corporate action; and (e) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Corporation in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

5.     When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of a Deposit Agreement (including a form of certificate evidencing the Depositary Shares) and the underlying Preferred Stock; (b) Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Corporation against payment in the manner provided for in the applicable Deposit Agreement and such corporate action; and (c) shares of Preferred Stock shall have been duly issued and delivered then, upon the happening of such events, such Depositary Shares will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

6.     When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Corporation against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

7.     When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of the Stock Purchase Contract Agreement (including a form of certificate evidencing the Stock Purchase Contracts); and (b) the Stock Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Corporation against payment in the manner provided for in the Stock Purchase Contract Agreement and such corporate action, then, upon the happening of such events, such Stock Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

8.     When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of the Unit Agreement (including a form of certificate evidencing the Units); and (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Corporation against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

9.     When, as and if (a) the appropriate corporate action has been taken by the Subsidiary Guarantor to authorize the form, terms, execution and delivery of the Guarantees; and (b) the Guarantees with such terms are duly executed, endorsed, issued and delivered by duly authorized officers of the Subsidiary Guarantor and when the Debt Securities are duly executed, delivered and authenticated in accordance with the indenture under which they are issued and when payment therefor is received and such corporate action, then, upon the happening of such events, such Guarantees will constitute valid and binding obligations of the Subsidiary Guarantor, enforceable against the Subsidiary Guarantor in accordance with their terms.

Our opinions set forth in paragraphs 1, 2, 5, 6, 7, 8 and 9 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We express no opinion as to the laws of any jurisdiction other than the State of Maryland, State of California and the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein.

Very truly yours,

/s/ Patton Boggs LLP

PATTON BOGGS LLP